Exhibit 99.2

FG Communities Holdings Inc. Completes Manufactured Housing Community Acquisition in Mars Hill, NC

Acquisition includes 29 homesites on 19 acres in the Asheville market

Charlotte, NC, October 15, 2026 – FG Communities Holdings Inc. (Nasdaq: FGC, FGCPP) (the “Company”), whose mission is to preserve and improve affordable housing by acquiring and operating manufactured housing communities, is pleased to announce the acquisition of a manufactured housing community in Mars Hill, North Carolina. The community adds 29 homesites on 19 acres in the Asheville market. The acquisition closed on October 9, 2026.

The community is located in Mars Hill, the largest town in Madison County and home to Mars Hill University, with direct access to Asheville via Interstate 26. The acquisition expands the Company’s presence in the Asheville market and supports its strategy of acquiring and operating land-lease affordable housing communities.

Manufactured housing communities provide an affordable alternative to conventional housing. The Company intends to preserve this source of affordable housing while investing in improvements for residents.

Kyle Cerminara, Chairman and CEO of FG Communities Holdings Inc., said, “The Mars Hill acquisition expands our portfolio in the Asheville market and advances our mission to preserve and improve affordable housing. We see an opportunity to invest in this community for the benefit of residents while building long-term value for our shareholders.”

About FG Communities Holdings Inc.

FG Communities Holdings Inc. (Nasdaq: FGC, FGCPP) is a real estate-focused operating company and merchant bank dedicated to the acquisition, ownership and operation of land-lease affordable housing communities. The Company’s strategy combines direct ownership of manufactured housing communities with a minority investment in FG Communities Inc., an independently operated, privately held company that owns and operates manufactured housing communities throughout the Southeastern United States and sponsors Delaware Statutory Trusts. The Company and its associated entities have a combined footprint of 103 communities with over 4,000 homesites. The Company’s mission is to preserve and improve affordable housing while building a portfolio of income-producing real estate and creating long-term shareholder value.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are entitled to the protection of the safe-harbor provisions of those laws.

Forward-looking statements include statements concerning the Company’s strategy to make direct investments in affordable housing communities; the acquisition, ownership, operation and financing of manufactured housing communities; the use of cash, debt financing and proceeds from common-stock issuances to fund acquisitions; future share repurchases; the Company’s acquisition pipeline and growth strategy; and the anticipated size and long-term characteristics of the manufactured housing market.

These statements are based on management’s current expectations, assumptions, estimates and projections and involve risks and uncertainties, many of which are beyond the Company’s control. Actual results could differ materially from those expressed or implied by these statements.

Relevant risks include, among others, the Company’s ability to successfully identify, finance, complete and integrate property acquisitions; obtain debt or equity financing on acceptable terms; manage leverage and potential dilution from equity issuances; realize anticipated operating and financial benefits; maintain adequate liquidity; and appropriately manage potential conflicts of interest arising from related-party transactions.

Additional risks are described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to update or revise any forward-looking statement except as required by law.

Contact: FG Communities Holdings Inc.

IR@FGCommunities.com